EXHIBIT 23

CliftonLarsonAllen LLP CLAconnect.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation

Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-146844 on Form S-8 of Ames National Corporation of our report, dated March 11, 2022, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Ames National Corporation for the years ended December 31, 2021 and 2020.

/s/ CliftonLarsonAllen LLP

West Des Moines, Iowa

March 11, 2022